Exhibit 2.1

ILOG S.A.

AND

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of February, 1997

TABLE OF CONTENTS

Page

PARTIES

1

RECITALS

1

Section 1.

Certain Definitions

(a)

ADR Register

1

(b)

ADRs

1

(c)

ADS

1

(d)

Custodian

1

(e)

Delivery Order

1

(f)

Deposited Securities

1

(g)

Holder

1

(h)

Securities Act of 1933

1

(i)

Securities Exchange Act of 1934

1

(j)

Shares

2

(k)

Transfer Office

2

(l)

Withdrawal Order

2

Section 2.

ADR Certificates

2

Section 3.

Deposit of Shares

2

Section 4.

Issue of ADRs

3

Section 5.

Distributions on Deposited Securities ....

3

Section 6.

Withdrawal of Deposited Securities

3

Section 7.

Substitution of ADRs

3

Section 8.

Cancellation and Destruction of ADRs; Maintenance of Records .

4

Section 9.

The Custodian

4

Section 10.

Co-Registrars and Co-Transfer Agents

4

Section 11.

Lists of Holders

4

Section 12.

Depositary’s Agents

5

Section 13.

Successor Depositary

5

Section 14.

Reports

5

Section 15.

Additional Shares

6

Section 16.

Indemnification

6

Section 17.

Notices

6

Section 18.

Miscellaneous

7

Section 19.

Governing Law

7

TESTIMONIUM

8

SIGNATURES

8

- i -

Page

EXHIBIT A

FORM OF FACE OF RECEIPT

A-l

Introductory Paragraph

A-l

(1)

Issuance of ADRs

A-2

(2)

Withdrawal of Deposited Securities

A-2

(3)

Transfers of ADRs

A-3

(4)

Certain Limitations

A-3

(5)

Taxes

A-4

(6)

Disclosure of Interests

A-5

(7)

Charges of Depositary

A-5

(8)

Available Information

A-6

(9)

Execution

A-6

Signature of Depositary

A-6

Address of Depositary’s Office

A-6

FORM OF REVERSE OF RECEIPT

A-7

(10)

Distributions on Deposited Securities

A-7

(11)

Record Dates

A-8

(12)

Voting of Deposited Securities

A-8

(13)

Changes Affecting Deposited Securities

A-9

(14)

Exoneration

A-10

(15)

Resignation and Removal of Depositary; the Custodian

A-11

(16)

Amendment

A-11

(17)

Termination

A-11

- ii -

DEPOSIT AGREEMENT dated as of February  , 1997 (the "Deposit Agreement") among ILOG S.A. and its successors (the "Company"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below).  The parties hereto agree as follows:

1.

Certain Definitions.

(a)

"ADR Register" is defined in paragraph (3) of the form of ADR.

(b)

"ADRs" mean certificates evidencing ADSs substantially in the form of Exhibit A annexed hereto (the "form of ADR").  The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

(c)

Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by an ADR represents the right to receive, and the interests in, one Share and a pro rata share in any other Deposited Securities.  All references herein to "representing" Shares or other Deposited Securities shall mean representing the right to receive, and the interests in, such Shares or other Deposited Securities.

(d)

"Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) named as Custodian in the form of ADR and any additional or substitute Custodian appointed pursuant to Section 9.

(e)

"Delivery Order" is defined in Section 3.

(f)

"Deposited Securities" as of any time means all Shares at such time deposited, or deemed to be deposited (whether by book entry transfer, electronic transfer or otherwise) under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

(g)

"Holder" means the person or persons in whose name an ADR is registered on the ADR Register.

(h)

"Securities Act of 1933" means the United States Securities Act of 1933, as from time to time amended.

(i)

"Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as from time to time amended.

(j)

"Shares" mean the ordinary shares in registered form, nominal value FF 4 per share of the Company and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

(k)

"Transfer Office" is defined in paragraph (3) of the form of ADR.

(l)

"Withdrawal Order" is defined in Section 6.

2.

ADR Certificates.  ADRs shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs may be issued in denominations of any number of ADSs.  ADRs shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  ADRs bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

3.

Deposit of Shares.  In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form reasonably satisfactory to it:  (a) a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons designated in such order an ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; and (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor.  Shares or evidence of rights to receive Shares may be deposited by any person (including by electronic transfer thereof) by inscription of ownership of such Shares in the name of the Depositary in the Company’s share register and in an account maintained by the Custodian as agent on behalf of the Holder.  As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in the Deposit Agreement.  As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share is owned in the name of the Depositary and one Share is owned in the name of the Custodian.

4.

Issue of ADRs.  After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to the Deposit Agreement, shall execute and deliver at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

5.

Distributions on Deposited Securities.  To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable, with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

6.

Withdrawal of Deposited Securities.  In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder’s written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Delivery of Deposited Securities shall be made by transfer to an account registered in the Company’s shareholders’ accounts in the name of the Holder or such name as shall be designated by the Holder.

7.

Substitution of ADRs.  The Depositary shall execute and deliver a new ADR of like tenor in exchange and substitution for any mutilated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

8.

Cancellation and Destruction of ADRs; Maintenance of Records.  All ADRs surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy ADRs so cancelled in accordance with its customary practices.  The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn under Section 6 hereof and paragraph (2) of the form of ADR, substitute ADRs delivered under Section 7 hereof, and cancelled or destroyed ADRs under this Section 8, in keeping with the procedures ordinarily followed by stock transfer agents located in the City of New York or as required by the laws or regulations governing the Depositary.

9.

The Custodian.  Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it.  The Custodian shall at all times be appointed in accordance with French law.  The Depositary may from time to time, after consultation with the Company to the extent practicable, appoint one or more agents to act for it as Custodian hereunder in addition to or in lieu of the Custodian named in the form of ADR.  Each Custodian so appointed (other than Morgan Guaranty Trust Company of New York) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof.  Any Custodian may resign

2

from its duties hereunder by at least 30 days written notice to the Depositary.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

10.

Co-Registrars and Co-Transfer Agents.  The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Morgan Guaranty Trust Company of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

11.

Lists of Holders.  The Company shall have the right at any time during normal business hours, upon reasonable prior notice to the Depositary, to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request.  The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary’s receipt of such request.

12.

Depositary’s Agents.  The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

13.

Successor Depositary.  If the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder.  Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders.  Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.  Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

14.

Reports.  On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary.  In connection with any registration statement under the Securities Act of 1933 relating to the ADRs or with any undertaking contained therein, the Company and the Depositary shall each furnish to the other and to the United States Securities and Exchange Commission or any successor governmental agency such information as shall be required to make such filings or comply with such undertakings.  The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely upon the Company’s delivery thereof for all purposes of the Deposit Agreement.

15.

Additional Shares.  Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933.  The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

16.

Indemnification.  The Company shall indemnify, defend and save harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) its

3

acceptance and performance of its powers and duties in respect of the Deposit Agreement, except to the extent such loss, liability or expense is due to its negligence or bad faith, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement.  The Depositary shall indemnify, defend and save harmless the Company and its agents hereunder against any loss, liability or expense incurred by the Company in respect of the Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary.  The obligations set forth in this Section 16 shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

17.

Notices.  Notice to any Holder shall be deemed given on the date (i) when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register if sent by mail or (ii) or received by such Holder if sent by facsimile transmission, hand delivery, overnight courier, telex or other comparable form of delivery.  Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)

Morgan Guaranty Trust Company

of New York

60 Wall Street (36th Floor)

New York, New York 10260

Attention:  ADR Administration

Fax: (212) 648-5104 or 5105

(b)

ILOG S.A.

9, rue de Verdun, BP 85

94523 Gentilly Cedex

Republic of France

Attention: Chief Financial Officer

Fax: 011 33 1 49 08 35 35

18.

Miscellaneous.  The Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and owners of ADRs from time to time shall be parties to the Deposit Agreement and shall be bound by all of the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

19.

Governing Law. This Deposit Agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York.  The terms of the Shares shall be governed by and construed in accordance with the laws of the Republic of France and the by-laws of the Company.

4

IN WITNESS WHEREOF, ILOG S.A. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

ILOG S.A.

By ______________________________

Name:

Title:

MORGAN GUARANTY TRUST COMPANY

OF NEW YORK

By _____________________________

Name:   Jordana Chutter

Title:  Vice President

5

EXHIBIT A
ANNEXED TO AND INCORPORATED IN
     DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

_______

No. of ADSs:

Number

_______________________

Each ADS represents

one Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

Ordinary Shares, Nominal Value FF 4 per share

of

ILOG S.A.

(A Société Anonyme organized under the
laws of France)

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that __________ is the registered owner (a "Holder") of __________ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one ordinary share, nominal value FF 4 per share (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of ILOG S.A., a société anonyme organized under the laws of France (the "Company"), deposited at the Paris office of Banque Paribas, as Custodian (subject to paragraph (15), the "Custodian"), under the Deposit Agreement dated as of February  , 1997 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms of the Shares shall be governed by and construed in accordance with the laws of The Republic of France and the by-laws of the Company.

(1)

Issuance of ADRs.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit or deemed deposit with the Custodian of: (a) Shares to be inscribed in the name of the Depositary in the Company’s share register and in an account maintained by the Custodian as agent on behalf of the Depositary; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs.  The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with such Act.

(2)

Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to the transfer to an account in the name designated in the Withdrawal Order maintained by the Company of such whole number of Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

(3)

Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed reasonably expedient by it or when reasonably requested by the Company.

(4)

Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable in good faith by the Depositary or the Company.

(5)

Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary will use reasonable efforts to assist eligible U.S. resident Holders in following the procedures established by the French Treasury for such Holders to recover the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to recover any avoir fiscal or tax credit payment to be made in accordance with procedures established by the French Treasury.  In connection therewith, the Depositary will make available to requesting eligible U.S. resident Holders with such forms as may be prescribed by the French Treasury and, upon receipt thereof from such eligible U.S. resident Holders will endeavor to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.  In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Holders to be subject to a reduced withholding tax rate of 15%, if available, at the time dividends are paid.

(6)

Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary’s compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.  The Depositary shall make reasonably available to the Company for inspection any information received by it pursuant to paragraph (1)(b)(ii) of this ADR.

(7)

Charges of Depositary.  The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with any foreign exchange control restrictions)(which are paid out of such foreign currency).  These charges may be changed in the manner indicated in paragraph (16).

(8)

Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

(9)

Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

MORGAN GUARANTY TRUST COMPANY

OF NEW YORK,

as Depositary

By   ........................

Authorized Officer

The Depositary’s office is located at 60 Wall Street, New York, New York 10260.

[FORM OF REVERSE OF RECEIPT]

(10)

Distributions on Deposited Securities.  Subject to paragraphs (4), (5) and (7), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs:

(a)

Cash:  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof that has been converted, if necessary from French francs or other foreign currency as authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s reasonable expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

(b)

Shares:  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c)

Rights:  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence reasonably satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d)

Other Distributions:  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may reasonably deem equitable and practicable, or (ii) to the extent the Depositary reasonably deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.  Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

(11)

Record Dates.  The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.  At the written request of the Company, the Depositary shall advise the Company of any record date fixed by the Depositary which does not coincide with the record date set by the Company on the underlying Shares.

(12)

Voting of Deposited Securities.   Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders (i) a copy or summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to Section 14 of the Deposit Agreement, (ii) a statement that the Holders as of the close of business on a record date established by the Depositary pursuant to paragraph (11) hereof will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Holder to give instructions for the exercise of such voting rights and (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") and setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date").  Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares.  In addition, a precondition for exercising any voting rights with respect to any holders of ADSs who are not Holders of ADRs evidencing such ADSs on the books of the Depositary is that such holders arrange for deposit in a blocked account established for such purpose of the relevant number of ADSs for a period to commence on a date to be fixed by the Depositary after consultation with the Company (which date will not be more than five days prior to the date of the shareholders’ meeting) until the completion of such meeting (the "Blocked Period").  The Depositary will use its best efforts to implement and maintain procedures to allow for blocking of ADSs as contemplated by the preceding sentence.

Upon receipt by the Depositary from a Holder of ADSs of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary will either, in its discretion, (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such Voting Instruction Card or (ii) forward such instructions to the Custodian and the Custodian will use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such Voting Instruction Card.  The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by ADSs in respect of which a Voting Instruction Card has been received.  In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Holder of the ADR evidencing such ADSs on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such ADSs unless the Depositary has received verification that such number of ADSs has been deposited in a blocked account for the Blocked Period.  The Depositary (i) will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear, and (ii) will, in the case where the Voting Instruction Card is properly completed except for voting instructions relating to any resolutions to be submitted to the shareholders’ meeting that have been left blank, vote in favor of such resolutions.

Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the statuts of the Company.

(13)

Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall, if the Company shall so request, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in nominal value, split-up, consolidation, cancellation or other: reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14)

Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)

Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary.  The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16)

Amendment.  Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(17)

Termination.  The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 90 days prior to the date fixed in such notice for such termination.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

Exhibit 2.1

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of August ,1998 (the "Amendment") to the Deposit Agreement dated as of February 13, 1997 (as so amended, the "Deposit Agreement"), among ILOG S.A., incorporated under the laws of The Republic of France (the "Company"), Morgan Guaranty Trust Company of New York, as depositary (the "Depositary"), and all Holders from time to time of ADRs issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the form of ADR set forth as Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the form of ADR.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the form of ADR as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of February 13, 1997, and as amended by this Amendment.

ARTICLE III

AMENDMENTS TO THE FORM OF ADR

SECTION 3.01.

Paragraph (12) of the form of ADR is amended to read as follows:

(12)  Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.

Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in The Republic of France, neither of such agreements need to be filed or recorded with any court or other authority in The Republic of France, nor does any stamp or similar tax need to be paid in The Republic of France on or in respect of such agreements; and

(c)  All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of August   , 1998. (the "Effective Date").

2

SECTION 5.02. New ADRs. From and after the Effective Date, the Depositary may arrange to have new ADRs printed or the current form of ADRs amended that reflect the changes to the form of ADRs effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 5.03. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

3

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

ILOG S.A.

By

_____________________________

Name:

Title:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By

_____________________________

Name:

Title:

4

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

    AMENDMENT TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

No. of ADSs:

Number

Each ADS represents
one Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

Ordinary Shares, Nominal Value FF 4 per share

of

ILOG  S.A.

(A Société Anonyme organized under the
laws of France)

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that ________________ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one ordinary share, nominal value FF 4 per share (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of ILOG S.A., a société anonyme organized under the laws of France (the "Company"), deposited at the Paris office of Banque Paribas, as Custodian (subject to paragraph (15), the "Custodian"), under the Deposit Agreement dated as of February 13, 1997 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms of the Shares shall be governed by and construed in accordance with the laws of The Republic of France and the by-laws of the Company.

(1)

Issuance Of ADRs.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit or deemed deposit with the Custodian of: (a) Shares to be inscribed in the name of the Depositary in the Company's share register and in an account maintained by the Custodian as agent on behalf of the Depositary; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs), except to the extent that the Depositary (in its sole discretion) determines that unusual market conditions require the issuance of Pre-released ADRs in addition to 20% of all such ADSs.  The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any

Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

(2)

Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to the transfer to an account in the name designated in the Withdrawal Order maintained by the Company of such whole number of Deposited Securities at the time represented by the ADSs evidenced by this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

(3)

Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed reasonably expedient by it or when reasonably requested by the Company.

(4)

Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable in good faith by the Depositary or the Company.

(5)

Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary will use reasonable efforts to assist eligible U.S.

resident Holders in following the procedures established by the French Treasury for such Holders to recover the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to recover any avoir fiscal or tax credit payment to be made in accordance with procedures established by the French Treasury.  In connection therewith, the Depositary will make available to requesting eligible U.S. resident Holders with such forms as may be prescribed by the French Treasury and, upon receipt thereof from such eligible U.S. resident Holders will endeavor to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.  In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Holders to be subject to a reduced withholding tax rate of 15%, if available, at the time dividends are paid.

(6)

Disclosure of Interests.   To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.  The Depositary shall make reasonably available to the Company for inspection any information received by it pursuant to paragraph (1)(b)(ii) of this ADR.

(7)

Charges of Depositary.   The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with any foreign exchange control restrictions) (which are paid out of such foreign currency).  These charges may be changed in the manner indicated in paragraph (16).

(8)

Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

(9)

Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

MORGAN GUARANTY TRUST COMPANY

 OF NEW YORK, as Depositary

By

       Authorized Officer

The Depositary's office is located at 60 Wall Street, New York, New York 10260.

[FORM OF REVERSE OF RECEIPT]

(10)

Distributions on Deposited Securities.  Subject to paragraphs (4), (5) and (7), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

(a)  Cash:  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof that has been converted, if necessary from French francs or other foreign currency as authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's reasonable expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

(b) Shares:  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights:  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence reasonably satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions:  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may reasonably deem equitable and practicable, or (ii) to the extent the Depositary reasonably deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.  Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

(11)

Record Dates.  The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.  At the written request of the Company, the Depositary shall advise the Company of any record date fixed by the Depositary which does not coincide with the record date set by the Company on the underlying Shares.

(12)

Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions.  The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

(13)

Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall, if the Company shall so request, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in nominal value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(14)

Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) except in the case of the Company and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)

Resignation and Removal of Depositary; the Custodian.   The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary.  The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16)

Amendment.   Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(17)

Termination.  The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 90 days prior to the date fixed in such notice for such termination.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.